As filed with the Securities and Exchange Commission
on February 20, 2004

Registration No. 811-8162

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM N-1A

AMENDMENT NO. 23 TO THE
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940

MASTER INVESTMENT PORTFOLIO
(Exact Name of Registrant as Specified in Charter)
45 Fremont Street
San Francisco, CA 94105
(Address of Principal Executive Offices, including Zip Code)

_______________________________________

Registrant's telephone number, including area code: (877) 244-1544

Susan C. Mosher
c/o Investors Bank & Trust Company
200 Clarendon Street
Boston, Massachusetts 02116
(Name and Address of Agent for Service)

With a copy to:
Marco E. Adelfio, Esq.
Morrison & Foerster LLP
2000 Pennsylvania Avenue, N.W., Suite 5500
Washington, D.C. 20006-1812

MASTER INVESTMENT PORTFOLIO

ASSET ALLOCATION MASTER PORTFOLIO

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended, in order to provide notice of the closure and liquidation of the Master Investment Portfolio Asset Allocation Master Portfolio (the "Master Portfolio"). The Master Portfolio expects to liquidate on or about April 23, 2004. Beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

MASTER INVESTMENT PORTFOLIO

ASSET ALLOCATION MASTER PORTFOLIO

PART A

May 1, 2003
As supplemented February 20, 2004

On February 13, 2004, the Board of Trustees of Master Investment Portfolio ("MIP") unanimously voted to close and liquidate the MIP Asset Allocation Master Portfolio (the "Master Portfolio"). The Master Portfolio will no longer be available for investment as of April 16, 2004, and the liquidation of the Master Portfolio will be carried out on or about April 23, 2004 (the "Liquidation Date").

During the period from April 16, 2004 through the Liquidation Date, the Master Portfolio will be in the process of liquidating its portfolio holdings and, therefore, will hold cash and securities that may not be consistent with its investment objective, policies and limitations.

Responses to Items 1 through 3 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

Item 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS.

General. MIP is an open-end, management investment company, organized on October 20, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part A for the Master Portfolio, a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes, a holder of beneficial interests (an "interestholder") of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers thirteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Organizations or other entities that hold beneficial interests in the Master Portfolios are sometimes referred to herein as "feeder funds."

INVESTMENT OBJECTIVE

- The Asset Allocation Master Portfolio seeks to maximize total return, consisting of capital appreciation and current income, without assuming undue risk. This Master Portfolio will follow an asset allocation strategy by investing in a wide range of publicly traded common stocks, U.S. Treasury bonds and money market instruments.

The investment objective of the Master Portfolio is fundamental and cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting interests. The investment objective and policies of the Master Portfolio determine the types of portfolio securities in which the Master Portfolio invests and can be expected to affect the degree of risk to which the Master Portfolio is subject and the performance of the Master Portfolio. There can be no assurance that the investment objective of the Master Portfolio will be achieved.

INVESTMENT POLICIES

The Asset Allocation Master Portfolio follows an asset allocation strategy. For the Master Portfolio, Barclays Global Fund Advisors ("BGFA") uses proprietary investment models ("Asset Allocation Models") that analyze extensive financial and economic data, including risk, correlation and expected return statistics, to recommend a portfolio allocation as described below. BGFA may, from time to time, develop and refine the Asset Allocation Models.

The Asset Allocation Master Portfolio will invest its assets among three asset classes -- common stocks, U.S. Treasury bonds and money market instruments as follows:

- COMMON STOCKS. The Master Portfolio will invest in the common stocks which compose the Standard & Poor's 500 Index (the "S&P 500 Index"). The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The weightings of stocks in the S&P 500 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. No attempt is made to manage this portion of the Master Portfolio's investment portfolio in the traditional sense using economic, financial and market analysis. Instead, the Master Portfolio uses for this portion of its portfolio a computer program to determine which securities are to be purchased or sold to replicate the total return performance of the S&P 500 Index to the extent feasible. The percentage of the Master Portfolio's assets invested in each stock will be approximately the same as the percentage such stock represents in the S&P 500 Index.

- U.S. TREASURY BONDS. The Master Portfolio will invest in U.S. Treasury bonds with remaining maturities of at least 10 years. The Master Portfolio will invest this portion of its assets in an effort to replicate the total return performance of the Lehman Brothers 20+ Year Treasury Index (the "20+ Treasury Index") which is composed of U.S. Treasury securities with 20 years or more to maturity. However, the Master Portfolio may also invest in securities not included in the 20+ Treasury Index, or allow for different weightings in securities relative to the index in order to meet the overall objective.

- MONEY MARKET INSTRUMENTS. The Master Portfolio will invest in money market instruments.

RISK CONSIDERATIONS

General -- The net asset value per interest of the Master Portfolio is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities -- The stock investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline.

Debt Securities -- The debt instruments in which the Master Portfolio may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of the debt instruments in which the Master Portfolio invests may default on the payment of principal and/or interest. Interest rate risk is the risk that increases in market interest rates may adversely affect the value of the debt instruments in which the Master Portfolio invests. The value of the debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of these investments. Although some of the Master Portfolio's portfolio securities are guaranteed by the U.S. Government, its agencies or instrumentalities, such securities are subject to interest rate risk and the market value of these securities, upon which the Master Portfolio's daily net asset value is based, will fluctuate. No assurance can be given that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so.

* S&P does not sponsor the Master Portfolio, nor is it affiliated in any way with BGFA or the Master Portfolio. "Standard & Poor's," "S&P," "S&P 500," and "Standard & Poor's 500" are trademarks of McGraw-Hill, Inc. The Master Portfolio is not sponsored, endorsed, sold, or promoted by S&P and S&P makes no representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

Foreign Securities -- The Master Portfolio may invest in the securities of foreign issuers. Investing in the securities of issuers in any foreign country, including American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs") and similar securities, involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, amounts realized on those securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements and transaction costs of foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. The Master Portfolio's performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

Other Investment Considerations -- Because the Master Portfolio may shift investment allocations significantly from time to time, its performance may differ from funds which invest in one asset class or from funds with a stable mix of assets. Further, shifts among asset classes may result in relatively high turnover and transaction (i.e., brokerage commission) costs. Portfolio turnover can also result in adverse tax consequences to the Master Portfolio's interestholders. During those periods in which a higher percentage of the Master Portfolio's assets are invested in long-term bonds, the Master Portfolio's exposure to interest rate risk will be greater because the longer maturity of such securities means they are generally more sensitive to changes in market interest rates than short-term securities.

Asset allocation and modeling strategies are employed by BGFA for other investment companies and accounts advised or sub-advised by BGFA. If these strategies indicate particular securities should be purchased or sold, at the same time, by the Master Portfolio and one or more of these investment companies or accounts, available investments or opportunities for sales are allocated equitably to each by the investment advice. In some cases, this procedure may adversely affect the size of the position obtained for or disposed of by the Master Portfolio or the price paid or received by the Master Portfolio.

The Master Portfolio may enter into futures transactions. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity at a specific price on a specified date in the future. The futures contracts and options on futures contracts that the Master Portfolio may purchase may be considered derivatives. Certain of the floating- and variable-rate instruments that the Master Portfolio may purchase may also be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. The Master Portfolio may use some derivatives as part of its short-term liquidity holdings and/or as substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms. The Master Portfolio may not use derivatives to create leverage without establishing adequate "cover" in compliance with SEC leverage rules.

Under normal market conditions, the portfolio turnover rate for the Master Portfolio is not expected to exceed 100%. A portfolio turnover rate of 100% would occur, for example, if all of the Master Portfolio's securities were replaced within one year. Higher portfolio turnover rates are likely to result in comparatively greater brokerage commissions. In addition, distributions to a shareholder of an entity qualifying as a regulated investment company for federal income tax purposes attributable to the entity's short-term capital gain are taxable to the shareholder as ordinary income. Portfolio turnover is not a limiting factor for the investment adviser in making investment decisions.

ITEM 5. MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A., which, in turn, is an indirect subsidiary of Barclays Bank PLC, and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 2002, BGFA and its affiliates provided investment advisory services for over $746 billion of assets under management.

BGFA provides the Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolio, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

BGFA is entitled to receive monthly fees at the annual rate of 0.35% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

Purchase and sale orders of the securities held by the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest.

ITEM 7. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Investments in the Master Portfolio are valued based on an interestholder's proportionate ownership interest in the Master Portfolio's aggregate net assets ("Net Assets") (i.e., the value of its assets less liabilities) as next determined after an order is received in proper form. The value of the Master Portfolio's Net Assets is determined as of 4:00 p.m. (Eastern time) ("Valuation Time") on each day the New York Stock Exchange is open for business (a "Business Day"). The Master Portfolio's investments are valued each Business Day, typically by using available market quotations or at fair value determined in accordance with a policy adopted by MIP's Board of Trustees. For further information regarding the methods employed in valuing the Master Portfolio's investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

An investor in the Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor's beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio's Net Assets by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Master Portfolio. Any additions to or withdrawals of those interests, which are to be effected on that day, will then be effected. Each investor's share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor's cumulative investment in the Master Portfolio up to that day plus or minus, as the case may be, the amounts of net additions or withdrawals from such investment effected on that day and (ii) the denominator of which is the Master Portfolio's aggregate Net Assets as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor's respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

An investor in the Master Portfolio may withdraw all or any portion of its interest on any Business Day at the Net Asset Value next determined after a withdrawal request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by applicable statutes, regulations and interpretations. Investments in the Master Portfolio may not be transferred.

The right of any investor to purchase interests or receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Master Portfolio reserves the right to pay redemption proceeds in portfolio securities rather than cash. These "in kind" redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio's operations (e.g., if it represents more than 1% of the Master Portfolio's assets).

NET INVESTMENT INCOME AND CAPITAL GAIN DISTRIBUTIONS

The net investment income of the Master Portfolio generally will be declared and paid as a distribution daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. Net investment income for a Saturday, Sunday or Holiday will be declared as a distribution to investors of record as of 4:00 p.m. (Eastern time) on the previous business day with respect to the Master Portfolio. All the net investment income of the Master Portfolio so determined is allocated pro rata among the investors in the Master Portfolio at the time of such determination.

Capital gains realized by the Master Portfolio will be distributed at least annually. Distributions, if any, paid by the Master Portfolio will be reinvested in the investor's interest in the Master Portfolio at net asset value and credited to the investor's account on the payment date.

TAXES

The Master Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor's distributive share of the Master Portfolio's taxable income and losses generally will be included in determining the investor's federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have "passed through" to interestholders any of the Master Portfolio's interest, dividends, gains or losses realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. The Master Portfolio will have no more than 100 investors.

It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

Investor inquiries should be directed to Master Investment Portfolio, 45 Fremont Street, San Francisco, CA 94105.

ITEM 8. DISTRIBUTION ARRANGEMENTS.

MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP is unable to meet its obligations.

The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without interestholder approval.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 45 Fremont Street, San Francisco, CA 94105.

MASTER/FEEDER STRUCTURE

The Master Portfolio is a "master" fund in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder fund" that invests all of its assets in the Master Portfolio. Each feeder fund is an "accredited investors" as discussed in item 4 above. Other investors may also be permitted to invest in the Master Portfolio. Such other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.

ITEM 9. FINANCIAL HIGHLIGHTS.

The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

MASTER INVESTMENT PORTFOLIO

ASSET ALLOCATION MASTER PORTFOLIO

PART B -- STATEMENT OF ADDITIONAL INFORMATION

May 1, 2003

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated May 1, 2003. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

TABLE OF CONTENTS

Trust History
Description of the Master Portfolio and Its Investments and Risks
Management of the Trust
Control Persons and Principal Holders of Securities
Investment Advisory and Other Services
Brokerage Allocation and Other Practices
Capital Stock and Other Securities
Purchase, Redemption and Pricing of Interests
Taxation of the Trust
Underwriters
Calculations of Performance Data
Financial Statements
Appendix

ITEM 11. TRUST HISTORY.

MIP is an open-end, management investment company, organized on October 20, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is the Part B for the Asset Allocation Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes a holder of beneficial interests (an "interestholder") of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers thirteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as "feeder funds."

ITEM 12. DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objectives. The Master Portfolio's investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks," of Part A. The Master Portfolio's investment objective is fundamental, and therefore cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting interests. The investment objective and policies of the Master Portfolio determine the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the Master Portfolio's investment objective will be achieved.

Investment Restrictions

Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting interests. The Master Portfolio may not:

(1) Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

(2) Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

(3) Invest in commodities, except that the Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

(4) Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but the Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

(5) Borrow money, except to the extent permitted under the 1940 Act, provided that the Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists). For purposes of this investment restriction, the Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

(6) Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, the Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the SEC and MIP's Board of Trustees.

(7) Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the 1933 Act by virtue of disposing of portfolio securities.

(8) Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries, except that there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) in the case of the stock portion of the Master Portfolio, any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period (provided that, with respect to the stock and money market portions of the Asset Allocation Master Portfolio, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry); and (iii) in the case of the money market portion of the Master Portfolio, its money market instruments may be concentrated in the banking industry (but it will not do so unless the SEC staff confirms that it does not object to the Master Portfolio reserving freedom of action to concentrate investments in the banking industry).

(9) Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.

(10) Purchase securities on margin, but the Master Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those related to indexes, and options on futures contracts or indexes.

Non-Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without interestholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

(1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, the Master Portfolio's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's total assets with respect to any one investment company, and (iii) 10% of the Master Portfolio's total assets in the aggregate. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

(2) The Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

(3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

Bonds.

Certain of the debt instruments purchased by the Master Portfolio may be bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) periodically or on a specified maturity date. An issuer may have the right to redeem or ''call'' a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. Most bonds bear interest income at a ''coupon'' rate that is fixed for the life of the bond. The value of a fixed rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed rate bond's yield (income as a percent of the bond's current value) may differ from its coupon rate as its value rises or falls. Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of ''floating-rate'' or ''variable-rate'' bonds fluctuates much less in response to market interest rate movements than the value of fixed rate bonds. Also, the Master Portfolio may treat some of these bonds as having a shorter maturity for purposes of calculating the weighted average maturity of their investment portfolios. Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).

Floating- and Variable-Rate Obligations.

The Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

Futures Contracts and Options Transactions

The Master Portfolio may use futures as a substitute for a comparable market position in the underlying securities. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial instrument at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes).

The Master Portfolio may engage only in futures contract transactions involving: (i) the sale of a futures contract (i.e., short positions) to hedge the value of securities held by the Master Portfolio; (ii) the purchase of a futures contract when the Master Portfolio holds a short position having the same delivery month (i.e., a long position offsetting a short position); or (iii) the purchase of a futures contract to permit the Master Portfolio to, in effect, participate in the market for the designated securities underlying the futures contract without actually owning such designated securities. When the Master Portfolio purchases a futures contract, it will create a segregated account consisting of cash or other liquid assets in an amount equal to the total market value of such futures contract, less the amount of initial margin for the contract.

If the Master Portfolio enters into a short position in a futures contract as a hedge against anticipated adverse market movements and the market then rises, the increase in the value of the hedged securities will be offset, in whole or in part, by a loss on the futures contract. If instead the Master Portfolio purchases a futures contract as a substitute for investing in the designated underlying securities, the Master Portfolio will experience gains or losses that correspond generally to gains or losses in the underlying securities. The latter type of futures contract transactions permits the Master Portfolio to experience the results of being fully invested in a particular asset class, while maintaining the liquidity needed to manage cash flows into or out of the Master Portfolio (e.g., from purchases and redemptions of Master Portfolio shares). Under normal market conditions, futures contract positions may be closed out on a daily basis. The Master Portfolio expects to apply a portion of its cash or cash equivalents maintained for liquidity needs to such activities.

Transactions by the Master Portfolio in futures contracts involve certain risks. One risk in employing futures contracts as a hedge against cash market price volatility is the possibility that futures prices will correlate imperfectly with the behavior of the prices of the securities in the Master Portfolio's investment portfolio. Similarly, in employing futures contracts as a substitute for purchasing the designated underlying securities, there is a risk that the performance of the futures contract may correlate imperfectly with the performance of the direct investments for which the futures contract is a substitute. In addition, commodity exchanges generally limit the amount of fluctuation permitted in futures contract prices during a single trading day, and the existence of such limits may prevent the prompt liquidation of futures positions in certain cases. Limits on price fluctuations are designed to stabilize prices for the benefit of market participants; however, there could be cases where the Master Portfolio could incur a larger loss due to the delay in trading than it would have if no limit rules had been in effect.

Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes). Although the Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Master Portfolio to substantial losses. If it is not possible, or if the Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

In order to comply with undertakings made by the Master Portfolio pursuant to Commodity Futures Trading Commission ("CFTC") Regulation 4.5, the Master Portfolio will use futures and option contracts solely for bona fide hedging purposes within the meaning and intent of CFTC Reg. 1.3(z); provided, however, that in addition, with respect to positions in commodity futures or commodity option contracts which do not come within the meaning and intent of CFTC Reg. 1.3(z), the aggregate initial margin and premiums required to establish such positions will not exceed five percent of the liquidation value of the Master Portfolio's portfolio, after taking into account unrealized profits and unrealized losses on any such contract it has entered into; and provided further, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount as defined in CFTC Reg. 190.01(x) may be excluded in computing such five percent.

Stock Index Futures and Options on Stock Index Futures. The Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. An index futures contract is a standardized agreement between two parties that commits one party to buy and the other party to sell a stipulated quantity of a market index at a set price on or before a given date in the future. The seller never actually delivers "shares" of the index or shares of all the stocks in the index. Instead, the buyer and the seller settle the difference between the contract price and the market price in cash on the agreed-upon date - the buyer paying the difference if the actual price is lower than the contract price and the seller paying the difference if the actual price is higher. Options on futures contracts are similar to options on securities or currencies except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. With respect to stock indices that are permitted investments, the Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when the Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

Interest-Rate Futures Contracts and Options on Interest-Rate Futures Contracts. The Master Portfolio may invest in interest-rate futures contracts and options on interest-rate futures contracts as a substitute for a comparable market position in the underlying securities. The Master Portfolio may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate their options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in the Master Portfolio's portfolio securities which are the subject of the transaction.

Interest-Rate and Index Swaps. The Master Portfolio may enter into interest-rate and index swaps in pursuit of its investment objectives. Interest-rate swaps involve the exchange by the Master Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments on fixed-rate payments). Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

The use of interest-rate and index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

Future Developments. The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio's investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its prospectus.

Illiquid Securities.

The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

Investment Companies and Exchange Traded Funds.

The Master Portfolio may invest in securities issued by other open-end and closed end, management investment companies, including investment companies that are affiliated with the Master Portfolio and its advisor, BGFA, to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of the Master Portfolio's total assets with respect to any one investment company and (iii) 10% of the Master Portfolio's total assets with respect to all such companies in the aggregate. The Master Portfolio has obtained permission from the SEC (via exemptive order) to invest any cash balances that have not been otherwise invested in portfolio securities, and money received as collateral through securities lending activities in certain affiliated money market funds, including those of MIP, Barclays Global Investors Funds ("BGIF"), iShares Trust and iShares, Inc., which comply with Rule 2a-7 under the 1940 Act. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses.

The Master Portfolio may purchase shares of exchange-traded funds ("ETFs"). Typically, the Master Portfolio would purchase ETF shares for the same reason it would purchase (and as an alternative to purchasing) futures contracts - to obtain relatively low-cost exposure to the stock market while maintaining flexibility to meet the liquidity needs of the Master Portfolio. ETF shares enjoy several advantages over futures. Depending on the market, the holding period, and other factors, ETF shares can be less costly than futures. In addition, ETF shares can be purchased for smaller sums and offer exposure to market sectors and styles for which there is no suitable or liquid futures contract. The Master Portfolio may invest a small portion of its assets in shares of ETFs that are advised by BGFA. BGFA will receive investment advisory fees at both the Master Portfolio level and the ETF level for investments by the Master Portfolio in shares of an ETF advised by BGFA. Because most ETFs are investment companies, the Master Portfolio's purchases of ETF shares generally are subject to the 3/5/10% limitations described above.

An investment in an ETF generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange traded) that has the same investment objectives, strategies, and policies. The price of an ETF can fluctuate within a wide range, and the Master Portfolio could lose money investing in an ETF if the prices of the stocks owned by the ETF go down. In addition, ETFs are subject to the following risks that do not apply to conventional funds: (i) the market price of the ETF's shares may trade at a discount to their net asset value; (ii) an active trading market for an ETF's shares may not develop or be maintained; or (iii) trading of an ETF's shares may be halted if the listing exchange's officials deem such action appropriate, the shares are delisted from the exchange, or the activation of market-wide "circuit breakers" (which are tied to large decreases in stock prices) halts stock trading generally.

Letters of Credit.

Certain of the debt obligations (including municipal securities, certificates of participation, commercial paper and other short-term obligations) which the Master Portfolio may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies which, in the opinion of BGFA, as investment adviser, are of comparable quality to issuers of other permitted investments of the Master Portfolio may be used for letter of credit-backed investments.

Loans of Portfolio Securities.

Pursuant to guidelines approved by MIP's Board of Trustees, the Master Portfolio may lend its portfolio securities to brokers, dealers and financial institutions, provided: (1) the loan is secured continuously by collateral consisting of cash, securities of the U.S. Government, its agencies or instrumentalities, or an irrevocable letter of credit issued by a bank organized under the laws of the United States, organized under the laws of a state, or a foreign bank that has filed an agreement with the Federal Reserve Board to comply with the same rules and regulations applicable to U.S. banks in securities credit transactions, and such collateral being maintained on a daily marked-to-market basis in an amount at least equal to the current market value of the securities loaned plus any accrued interest or dividends; (2) the Master Portfolio may at any time call the loan and obtain the return of the securities loaned upon sufficient prior notification; (3) the Master Portfolio will receive any interest or dividends paid on the loaned securities; and (4) the aggregate market value of securities loaned will not at any time exceed the limits established by the 1940 Act. In determining whether or not to lend a security to a particular broker, dealer or financial institution, the Master Portfolio's investment adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution.

The Master Portfolio will earn income for lending its securities because cash collateral pursuant to these loans will be invested subject to the investment objectives, principal investment strategies and policies of the Master Portfolio. In connection with lending securities, the Master Portfolio may pay reasonable finders, administrative and custodial fees. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral. In either case, the Master Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans may be called at any time and will be called so that the securities may be voted by the Master Portfolio if a material event affecting the investment is to occur. The Master Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower or securities lending agent.

Barclays Global Investors, N.A. ("BGI"), acts as Securities Lending Agent for the Master Portfolio, subject to the overall supervision of the Master Portfolio's investment adviser. Pursuant to an exemptive order granted by the SEC, BGI is entitled to receive a portion of the revenues generated by securities lending activities as compensation for its services in this regard. The Master Portfolio has also obtained permission from the SEC (via exemptive order) to lend portfolio securities to certain affiliated borrowers, subject to a number of conditions.

Securities of Non-U.S. Issuers.

Obligations of Foreign Governments, Banks and Corporations The Master Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which the Master Portfolio may invest. The Master Portfolio may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of the Master Portfolio's assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

The Master Portfolio may invest a portion of its total assets in high-quality, short-term (one year or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

Short-Term Instruments and Temporary Investments.

The Master Portfolio may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of shareholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolio may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers' acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"); (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

Bank Obligations. The Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic branches of foreign banks, domestic savings and loan associations and other banking institutions.

Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC.

Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

Commercial Paper and Short-Term Corporate Debt Instruments. The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser to the Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

Repurchase Agreements. The Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale.

U.S. Government Obligations. The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

Unrated, Downgraded and Below Investment Grade Investments.

The Master Portfolio may purchase instruments that are not rated if, in the opinion of the adviser, BGFA, such obligation is of investment quality comparable to other rated investments that are permitted to be purchased by the Master Portfolio. After purchase by the Master Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Master Portfolio. Neither event will require a sale of such security by the Master Portfolio provided that the amount of such securities held by the Master Portfolio does not exceed 5% of the Master Portfolio's net assets. To the extent the ratings given by Moody's or S&P may change as a result of changes in such organizations or their rating systems, the Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its Part A and in this Part B. The ratings of Moody's and S&P are more fully described in the Appendix to this Part B.

The Master Portfolio is not required to sell downgraded securities, and the Master Portfolio could hold up to 5% of its net assets in debt securities rated below "Baa" by Moody's or below "BBB" by S&P or if unrated, low quality (below investment grade) securities.

Although they may offer higher yields than do higher rated securities, low rated and unrated low quality debt securities generally involve greater volatility of price and risk of principal and income, including the possibility of default by, or bankruptcy of, the issuers of the securities. In addition, the markets in which low rated and unrated low quality debt are traded are more limited than those in which higher rated securities are traded. The existence of limited markets for particular securities may diminish the Master Portfolio's ability to sell the securities at fair value either to meet redemption requests or to respond to changes in the economy or in the financial markets and could adversely affect and cause fluctuations in the daily net asset value of the Master Portfolio's interests.

Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of low rated or unrated low quality debt securities, especially in a thinly traded market. Analysis of the creditworthiness of issuers of low rated or unrated low quality debt securities may be more complex than for issuers of higher rated securities, and the ability of the Master Portfolio to achieve its investment objective may, to the extent it holds low rated or unrated low quality debt securities, be more dependent upon such creditworthiness analysis than would be the case if the Master Portfolio held exclusively higher rated or higher quality securities.

Low rated or unrated low quality debt securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of such debt securities have been found to be less sensitive to interest rate changes than higher rated or higher quality investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in low rated or unrated low quality debt securities prices because the advent of a recession could dramatically lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of the debt securities defaults, the Master Portfolio may incur additional expenses to seek recovery.

ITEM 13. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled "Management, Organization and Capital Structure." The Board of Trustees is responsible for the overall management and operations of the Master Portfolio. Each Trustee serves until he or she resigns, retires, or his or her successor is elected and qualified. Each Officer serves until his or her successor is chosen and qualified. The Trustees and Principal Officers of the Trust, together with information as to their principal business occupations during the last five years and current directorships, are shown below. The address of each, unless otherwise indicated, is 45 Fremont Street, San Francisco, CA 94105.

Interested Trustees & Officers

Name, Address and Age	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Lee T. Kranefuss,** 41	Trustee since November 16, 2001, President and Chief Executive Officer	Chief Executive Officer of the Individual Investors Business of Barclays Global Investors, N.A.	25	None
Michael A. Latham, 38	Secretary, Treasurer and Chief Financial Officer

Director of Mutual Fund Delivery of the Individual Investors Business of Barclays Global Investors, N.A. (since 2000); Head of Operations, BGI Europe (1997-2000); Manager of Portfolio Accounting Group (1994-1997).

			N/A	None

Independent Trustees

Name, Address and Age	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Mary G. F. Bitterman, 58	Trustee since November 16, 2001	President and Chief Executive Office of The James Irvine Foundation (non-profit foundation); President and Chief Executive Officer of KQED, Inc. (public television and radio) from 1993-2002.	25	Director, Bank of Hawaii
Jack S. Euphrat, 80	Trustee since October 20, 1993	Private Investor	25	None
W. Rodney Hughes, 76	Trustee since October 20, 1993	Private Investor	25	None

________________________

* The Trust, BGIF, iShares Trust and iShares, Inc. are all members of the same "Fund Complex" and "Family of Investment Companies" as defined in Form N-1A under the 1940 Act. Each Trustee also serves as a Trustee for BGIF.

** Lee T. Kranefuss is deemed to be an "interested person" of the Trust because he serves as Chief Executive Officer of the Individual Investor Business of BGI, the administrator of the Funds and the parent company of BGFA, the investment adviser of the Master Portfolio.
Name, Address and Age	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Richard K. Lyons, 42	Trustee since November 16, 2001	Professor, University of California, Berkeley: Haas School of Business; Member, Council of Foreign Relations	101	Director of Matthews Asian Funds (oversees 6 portfolios).
Leo Soong, 56	Trustee since February 9, 2000	President of Trinity Products LLC (beverages); Managing Director of CG Roxane LLC (water company); Co-Founder of Crystal Geyser Water Co. (President through 1999).	25	None

________________________

* The Trust, BGIF, iShares Trust and iShares, Inc. are all members of the same "Fund Complex" and "Family of Investment Companies" as defined in Form N-1A under the 1940 Act. Each Trustee also serves as a Trustee for BGIF. In addition, Richard K. Lyons serves as a Trustee for iShares Trust and as a Director for iShares, Inc.

Committees. There are two standing committees of the Board of Trustees - the Nominating Committee and the Audit Committee. The members of the Nominating Committee and the Audit Committee include each Trustee that is not an "interested person" of the Trust (as such term is defined in the 1940 Act) ("Independent Trustee"). The Nominating Committee is responsible for recommending to the Board persons to be nominated for election as Trustees by the interestholders or for appointment as Trustees by the sitting Trustees, when permissible. Pursuant to the rules under the 1940 Act, only Independent Trustees may select and nominate other Independent Trustees for MIP. Jack S. Euphrat serves as Chairman of the Nominating Committee. The Nominating Committee will not consider nominees recommended by interestholders. During the fiscal year ended December 31, 2002, the Nominating Committee did not hold any meetings.

The Audit Committee operates pursuant to a separate charter and is responsible for, among other things, overseeing the Master Portfolio's accounting and financial reporting practices, reviewing the results of the annual audits of the Master Portfolio's financial statements and interacting with the Master Portfolio's independent auditors on behalf of the full Board. W. Rodney Hughes serves as Chairman of the Audit Committee. During the fiscal year ended December 31, 2002, the Audit Committee held three meetings.

Beneficial Equity Ownership Information. As of the date of this Part B, Trustees and Officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Trust. The table below shows for each Trustee, the amount of interests in the Master Portfolio beneficially owned by the Trustee, and the aggregate value of all investments in equity securities within the same family of investment companies, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

Beneficial Equity Ownership in Master
Portfolios and Family of Investment Companies (as of December 31, 2002)
Interested Trustees and Officers	Dollar Range of Securities in Master Portfolio	Aggregate Dollar Range of Securities in the Family of Investment Companies
Lee T. Kranefuss	0	0
Independent Trustees
Mary G. F. Bitterman	0	0
Jack S. Euphrat	0	0
W. Rodney Hughes	0	0
Richard K. Lyons	B	D
Leo Soong	0	0

Ownership of Securities of Certain Entities. As of December 31, 2002, the Independent Trustees and their immediate family members did not own any securities of the investment adviser, the placement agent or any entity controlling, controlled by, or under common control with the investment adviser or the placement agent, unless noted above.

Approval of Investment Advisory Contract. Under Section 15(c) of the Investment Company Act of 1940, the Board is generally required to approve the Master Portfolio's investment advisory contract with BGFA (the "Advisory Contract") annually. The Board is provided with quantitative and qualitative information to assist the Board in evaluating the terms of the Advisory Contract. This information includes comparative fee information, profitability information, performance data, a description of the investment philosophy, experience and senior management of the investment adviser, as well as a description of the quality of services provided by the investment adviser.

Before approving the Advisory Contract, the Board reviewed a detailed profitability analysis of BGFA based on the fees payable under the Advisory Contract as well as any other servicing relationships between the Master Portfolio and BGFA or its affiliates. The Board analyzed the Master Portfolio's contractual fees, including the investment advisory fee, as well as co-administration and Rule 12b-1 distribution fees, if any.

The Board also reviewed statistical information regarding the performance and expenses of the Master Portfolio. Prior to reviewing the statistical information, the Board was provided with a detailed description of the methodology used to prepare this information. In addition to the performance information for the Master Portfolio, the Board reviewed the performance information for a group of funds that the BGFA determined was similar to the Master Portfolio ("Peer Group") and an appropriate broad-based market index. The Board then reviewed a comparison of the Master Portfolio's advisory fee, other fees and total expense ratio to other funds in the Peer Group.

During its review, the Board considered the advisory fees paid by the Master Portfolio as well as the total fees paid to BGFA and its affiliates for advisory and other services provided to the Master Portfolio. The Board also reviewed information pertaining to the fee structure for the Master Portfolio and considered whether alternative fee structures (i.e. breakpoint fee structures or performance-based fees) would be more appropriate or reasonable taking into consideration any economies of scale or other efficiencies that accrue from increases in the Master Portfolio's asset levels.

In addition, the Board analyzed BGFA's background and services that it provides to the Master Portfolio. For example, the Board reviewed and discussed the investment philosophy and experience of BGFA. The Board also considered the background and experience of the senior management of BGFA and the level of attention given to the Master Portfolio by senior investment personnel of BGFA. In addition to the above considerations, the Board also analyzed BGFA's indexing strategies, research capabilities, means for executing portfolio transactions and scope of investment services. The Board received a presentation from BGFA and reviewed the qualifications, backgrounds and responsibilities of the staff performing investment services for the Master Portfolio. The Board recognized that BGFA has the size, visibility and resources to attract and retain highly qualified investment professionals. Similarly, the Board reviewed BGFA's ability to provide a competitive compensation package to its employees such that each entity would be able to attract and retain high-quality employees.

Based on the above analysis, the Board determined that the Advisory Contract, including the fee level, was fair and reasonable in light of all relevant circumstances. This determination, was based on the following factors as discussed above: (i) level of profits realized by BGFA from its advisory arrangement with the Master Portfolio; (ii) an analysis of advisory fees paid by the Master Portfolio compared to other similar funds; (iii) the scope of BGFA's background and experience; (iv) and the quality of services provided by BGFA.

Compensation. Trustees of the Trust are compensated annually by all the registrants in the Fund Complex for their services as indicated in the table below, and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. The Trustees are compensated by the Trust and BGIF for their services as Trustees to the Trust and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the Fund Complex. As of the date of this Part B, the Trustees and Principal Officers of the Trust as a group beneficially owned less than 1% of the outstanding beneficial interest of the Trust.

Compensation Table
For the Calendar Year Ended December 31, 2002

Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Mary G. F. Bitterman Trustee	$12,500	$25,000
Jack S. Euphrat Trustee	$12,500	$25,000
W. Rodney Hughes Trustee	$12,500	$25,000
Lee Kranefuss Trustee	$0	$0
Richard K. Lyons Trustee	$12,500	$90,000
Leo Soong Trustee	$12,500	$25,000

Code of Ethics. The Trust and BGFA each have adopted a code of ethics which contains policies on personal securities transactions by "access persons." These policies substantially comply in all material respects with Rule 17j-1 under the 1940 Act. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. More specifically, each code of ethics either prohibits its access persons from purchasing or selling securities that may be purchased or held by a Master Portfolio or permits such access persons to purchase or sell such securities, subject to certain restrictions. For purposes of a code of ethics, an access person means (i) a director, trustee or officer of a Master Portfolio or investment adviser; (ii) any employee of a Master Portfolio or investment adviser (or any company in a control relationship to a Master Portfolio or investment adviser) who, in connection makes, participates in, or obtains information about the purchase or sale of securities by a Master Portfolio, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (iii) any natural person in a control relationship to a Master Portfolio or investment adviser who obtains information concerning recommendations made to a Master Portfolio regarding the purchase or sale of securities. Portfolio managers and other persons who assist in the investment process are subject to additional restrictions. The above restrictions do not apply to purchases or sales of certain types of securities, including mutual fund shares, money market instruments and certain U.S. Government securities. To facilitate enforcement, the codes of ethics generally require that an access person, other than "disinterested" directors or trustees, submit reports to a designated compliance person regarding transactions involving securities which are eligible for purchase by a Master Portfolio. The codes of ethics for the Trust and BGFA are on public file with, and are available from, the SEC.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of April 1, 2003, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of the Master Portfolio. Approximate percentages are indicated in the table below:

Name and Address of Interestholder	Percentage of Master Portfolio
Asset Allocation Fund Barclays Global Investors Funds 111 Center Street Little Rock, AR 72201	100%

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contracts (each, a "BGFA Advisory Contract") with MIP. The BGFA Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The BGFA Advisory Contract is terminable without penalty on 60 days' written notice by either party. The BGFA Advisory Contract terminates automatically in the event of assignment (as defined in the 1940 Act).

Advisory Fees.. BGFA is entitled to receive monthly fees at the annual rate of 0.35% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance. For the periods shown below, the Master Portfolio paid to BGFA the following advisory fees, without waivers.

	Fiscal Year Ended 12/31/2000	Fiscal Year Ended 12/31/2001	Fiscal Year Ended 12/31/2002
Asset Allocation Master Portfolio	$ 1,824,513	$ 1,280,128	$991,949

Administrator. BGI serves as the Master Portfolio's administrator. BGI provides the Master Portfolio with administrative services, including general supervision of the Master Portfolio's non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP's trustees and officers. BGI also furnishes office space and certain facilities to conduct the Master Portfolio's business, and compensates MIP's Trustees, officers and employees who are affiliated with BGI. In addition, except as outlined below under "Expenses," BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the advisory fees payable to BGFA and distribution fees, if any, payable as a result of a "defensive" distribution plan adopted by the Board of Trustees pursuant to Rule 12b-1 under the 1940 Act. BGI is not entitled to compensation for providing administration services to the Master Portfolio for so long as BGI is entitled to compensation for providing administration services to corresponding feeder funds that invest substantially all of their assets in the Master Portfolio, or BGI or an affiliate receives advisory fees from the Master Portfolio. BGI has delegated certain of its duties as administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

Placement Agent. SEI Investments Distribution Co. ("SEI") is the placement agent for the Master Portfolio. SEI is a registered broker/dealer located at One Freedom Valley Drive, Oaks, Pennsylvania 19456. SEI does not receive compensation from the Master Portfolio for acting as placement agent.

Custodian. IBT currently acts as the Master Portfolio's custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolio.

Transfer and Dividend Disbursing Agent. IBT also acts as the Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to the Master Portfolio so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolio.

Distribution Plan. MIP's Board of Trustees has adopted, on behalf of the Master Portfolio, a "defensive" distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the "Plan"). The Plan was adopted by a majority of MIP's Board of Trustees (including a majority of those Trustees who are not "interested persons" of MIP as defined in the 1940 Act) on October 10, 1995. The Plan provides that if any portion of the Master Portfolio's advisory fees (up to 0.25% of the average daily net assets of the Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in the Master Portfolio such payment would be authorized pursuant to the Plan. The Master Portfolio does not currently pay any amounts pursuant to the Plan.

Expenses. Except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, BGI has agreed to bear all costs of the Master Portfolio's and MIP's operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolio may transact business offer commission rebates to the Master Portfolio. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commission paid by other institutional investors for comparable services.

Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. Portfolio turnover rates over 100%, although unexpected, may result in comparatively greater brokerage expenses. BGFA may from time to time execute trades on behalf of and for the account of the Master Portfolio with brokers or dealers that are affiliated with BGFA.

Brokerage Commissions. For the periods shown below, the Master Portfolio paid brokerage commissions in the dollar amounts shown below. None of the brokerage commissions were paid to affiliated brokers.

	Fiscal Year Ended 12/31/2000	Fiscal Year Ended 12/31/2001	Fiscal Year Ended 12/31/2002
Asset Allocation Master Portfolio	$ 70,729	$ 51,177	$187,779

Securities of Regular Broker/Dealers. On December 31, 2002, the Master Portfolio owned securities of its "regular brokers or dealers" (as defined in the 1940 Act) ,or their parents, as follows:

	Regular Broker/Dealer or Parent	Amount
Asset Allocation Master Portfolio	JP Morgan Chase & Co.	$1,095,600
	Morgan Stanley	$1,001,673
	Merrill Lynch & Co Inc.	$ 751,865
	Goldman Sachs Group Inc.	$ 750,802
	Lehman Brothers Holdings Inc.	$297,038
	Prudential Financial Inc.	$ 421,539

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Investors in the Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Under certain circumstances, allocations of tax items to investors will not be made pro rata in accordance with their interests in the Master Portfolio in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of the Master Portfolio, investors are entitled to share pro rata in the Master Portfolio's net assets available for distribution to its investors. Investments in the Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

Each investor is entitled to vote, with respect to matters affecting each of MIP's series, in proportion to the amount of its investment in MIP. Investors in MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of the Master Portfolio affected by such matter. Rule 18f-2 further provides that the Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 7 in Part A.

Purchase of Interests. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Payment for interests of the Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions. The right of redemption of the Master Portfolio's interests may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the SEC so that disposal of the Master Portfolio's investments or determination of the value of its assets is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolio's interestholders.

Pricing of Securities. The securities of the Master Portfolio are valued as discussed below. Securities of a Master Portfolio for which the primary market is a national securities or commodities exchange are valued at last sale prices. Securities of a Master Portfolio for which the primary market is the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ") are valued at the NASDAQ Official Closing Price on the valuation day. Securities that are traded primarily on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges. Securities not listed on an exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. U.S. Government obligations are valued at the last reported bid price. Debt instruments with maturities of 60 days or less are carried at amortized cost, which approximates value. Any other securities or assets generally are valued at the preceding closing values of such securities on their respective exchanges. When a significant event occurs subsequent to the time a value is established as described above that is likely to change such value, then the fair value of those securities is determined by BGFA in accordance with guidelines approved by MIP's Board of Trustees. Expenses and fees, including advisory fees, are accrued daily and taken into account for the purpose of determining the value of the Master Portfolio's interests.

Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP's Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP's Board of Trustees. BGFA and MIP's Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually are valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually will be valued initially at cost. Any subsequent adjustments from cost are made in accordance with guidelines approved by MIP's Board of Trustees or its delegates.

New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor's share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio's net income, gains and losses (as determined for federal income tax purposes) generally will be included in determining the investor's federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

The Master Portfolio's taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

Withdrawals by investors from a Master Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (a) gain will be recognized to the extent that any cash distributed exceeds the basis of the investor's interests in the Master Portfolio prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor's interests in the Master Portfolio and includes a disproportionate share of any "unrealized receivables" or "substantially appreciated inventory, as specially defined in the Code, held by the Master Portfolio, and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The basis of any investor's interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor's share of income from the Master Portfolio and decreased by the amount of any cash distributions, the basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

Some of the Master Portfolio's investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments. Transactions that are treated as "straddles" may affect the character and/or time of recognizing other gains and losses of the Master Portfolio. If the Master Portfolio enters into a transaction (such as a "short sale against the box") that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in the Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Master Portfolio.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolio for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio of MIP.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

PricewaterhouseCoopers LLP ("PwC"), 333 Market Street, San Francisco, CA 94105, serves as the independent auditors of the Trust. PwC provides audit and tax services, as well as assistance consultation with the review of certain SEC filing. The audited financial statements, including the portfolio of investments, and independent auditors' report for the Master Portfolio for the fiscal year ended December 31, 2002 are hereby incorporated by reference to BGIF's Annual Report (SEC File No. 811-7332) as filed with the SEC on March 5, 2003. The audited financial statements for the Master Portfolio are attached to all Part Bs delivered to interestholders or prospective interestholders.

APPENDIX

Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch Inc. ("Fitch"):

S&P Bond Ratings

"AAA"

Bonds rated "AAA" have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

Bonds rated "AA" have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

Bonds rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

S&P Commercial Paper Ratings

The designation "A-1" by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an "A-2" designation is strong. However, the relative degree of safety is not as high as for issues designated "A-1."

Moody's Bond Ratings

"Aaa"

Bonds which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

"A"

Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

Moody's Commercial Paper Ratings

The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Fitch Bond Ratings

The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

"AAA"

Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".

"A"

Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

Fitch Short-Term Ratings

Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

"F-1+"

Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

"F-2"

Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

MASTER INVESTMENT PORTFOLIO

File No. 811-8162

PART C

OTHER INFORMATION

Item 23. Exhibits.

Exhibit	Description
(a)(1)	Amended and Restated Declaration of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed November 15, 1993, and August 31, 1998.
(a)(2)	Certificate of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed November 15, 1993, and August 31, 1998.
(a)(3)	Amendment to the Amended and Restated Agreement and Declaration of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed August 31, 1998.
(a)(4)	Certificate of Amendment to the Certificate of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed September 9, 1998.
(b)	By-Laws, incorporated by reference to the Registration Statement on Form N-1A filed November 15, 1993.
(c)	Not applicable
(d)(1)

Investment Advisory Contract by and among Barclays Global Fund Advisors ("BGFA") and Master Investment Portfolio ("MIP") on behalf of the LifePath Retirement, LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Master Portfolios, incorporated by reference to Amendment No. 14, filed April 30, 2001.

(d)(2)	Investment Advisory Contract by and among BGFA and MIP on behalf of the Bond Index Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.
(d)(3)

Investment Advisory Contract by and among BGFA and MIP on behalf of the Asset Allocation Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

(d)(4)

Investment Advisory Contract by and among BGFA and MIP on behalf of the S&P 500 Index Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

(d)(5)

Investment Advisory Contract by and among BGFA and MIP on behalf of the Money Market Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999.

(d)(6)

Investment Advisory Contract by and among BGFA and MIP on behalf of the Extended Index Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999.

(d)(7)

Investment Advisory Contract by and among BGFA and MIP on behalf of the U.S. Equity Index Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999.

(d)(8)

Investment Advisory Contract by and among BGFA and MIP on behalf of the International Index Master Portfolio, incorporated by reference to Amendment No. 11 to the Registration Statement, filed September 29, 1999.

(d)(9)

Investment Advisory Contract by and among BGFA and MIP on behalf of the Russell 2000 Index Master Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(d)(10)

Investment Advisory Contract by and among BGFA and MIP on behalf of the Prime Money Market Master Portfolio, incorporated by reference to Amendment No. 20 to the Registration Statement, filed April 30, 2003.

(d)(11)

Form of Investment Advisory Contract by and among BGFA and MIP on behalf of the Active Stock Master Portfolio and CoreAlpha Bond Master Portfolio, incorporated by reference to Amendment 22, filed January 16, 2004.

(e)

Placement Agency Agreement with SEI Investments Distribution Co. ("SEI") on behalf of each Master Portfolio, incorporated by reference to Amendment No. 20 to the Registration Statement, filed April 30, 2003.

(f)	Not applicable.
(g)	Custody Agreement with Investors Bank & Trust Co. on behalf of each Master Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.
(h)(1)

Administration Agreement with Barclays Global Investors, N.A. ("BGI") on behalf of each Master Portfolio, incorporated by reference to Amendment No. 20 to the Registration Statement, filed April 30, 2003.

(h)(2)

Sub-Administration Agreement with Investors Bank & Trust and Barclays Global Investors, N.A. on behalf of each Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999.

(h)(3)

Third Party Feeder Fund Agreement by and among Strong Equity Funds, Inc., Strong Funds Distributors, Inc. and Master Investment Portfolio, incorporated by reference to Amendment No. 7 to the Registration Statement, filed August 31, 1998.

(h)(4)

Third Party Feeder Fund Agreement by and among Hewitt Series Funds, Hewitt Services LLC and Master Investment Portfolio, incorporated by reference to Amendment No. 10 of the Registration Statement, filed June 30, 1999.

(h)(5)

First Amendment to the Third Party Feeder Fund Agreement by and among Hewitt Series Funds, Hewitt Services LLC and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(6)

Third Party Feeder Fund Agreement by and among Diversified Investors Stock Index Fund, Diversified Investors Securities Corporation and Master Investment Portfolio, incorporated by reference to Amendment No. 10 of the Registration Statement, filed June 30, 1999.

(h)(7)

Third Party Feeder Fund Agreement by and among Diversified Institutional Stock Index Fund, Diversified Investors Securities Corporation and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(8)

Third Party Feeder Fund Agreement by and among Vantagepoint Funds, ICMA - RC Services, LLC and Master Investment Portfolio, incorporated by reference to Amendment No. 10 of the Registration Statement, filed June 30, 1999.

(h)(9)

Amended and Restated Third Party Feeder Fund Agreement by and among E*Trade Funds, E*Trade Securities and Master Investment Portfolio, incorporated by reference to Amendment No. 12 of the Registration Statement, filed June 30, 2000.

(h)(10)

Amendment No. 2 to the Amended and Restated Third Party Feeder Fund Agreement by and among E*Trade Funds, E*Trade Securities and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(11)

Third Party Feeder Fund Agreement by and among X.Com Funds, X.Com Asset Management, Inc. and Master Investment Portfolio, incorporated by reference to Amendment No. 12 of the Registration Statement, filed June 30, 2000.

(h)(12)

Third Party Feeder Fund Agreement by and among Atlas Assets, Inc., Atlas Securities, Inc. and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(13)

Third Party Feeder Fund Agreement by and among BB&T Funds, BISYS Fund Services Limited Partnership and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(14)

Third Party Feeder Fund Agreement by and among State Farm Mutual Fund Trust, State Farm VP Management Corp. and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(i)	Not applicable.
(j)(1)	Not applicable.
(j)(2)

Powers of Attorney for Mary G. F. Bitterman, Jack S. Euphrat, W. Rodney Hughes, Lee T. Kranefuss, Richard K. Lyons and Leo Soong, incorporated by reference to Amendment No. 20 to the Registration Statement, filed April 30, 2003.

(k)	Not applicable.
(l)	Not applicable.
(m)	Distribution Plan on behalf of the LifePath Master Portfolios, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.
(n)	Not applicable.
(p)(1)	Code of Ethics of Master Investment Portfolio, incorporated by reference to Amendment No. 14, filed April 30, 2001.
(p)(2)	Code of Ethics of Barclays Global Fund Advisors, incorporated by reference to Amendment No. 14, filed April 30, 2001.

Item 24. Persons Controlled by or Under Common Control with Registrant

No person is controlled by or under common control with the Registrant.

Item 25. Indemnification

Reference is made to Article IX of the Registrant's Declaration of Trust. The application of these provisions is limited by Article 10 of the Registrant's By-Laws and by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 26. Business and Other Connections of Investment Adviser.

The Master Portfolios are advised by BGFA, a wholly-owned subsidiary of BGI. The corresponding MIP Master Portfolio to the Fund is advised by BGFA, a wholly-owned subsidiary of BGI. BGFA's business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors.

The directors and officers of BGFA consist primarily of persons who during the past two years have been active in the investment management business. Each of the directors and executive officers of BGFA will also have substantial responsibilities as directors and/or officers of BGI. Information as to the executive officers and directors of BGFA is included in its Form ADV initially filed on November 15, 1984 and updated on April 14, 2003 with the SEC (File No. 801-22609) and is incorporated herein by reference.

Item 27. Principal Underwriters.

(a) The Registrant's placement agent, SEI, acts as distributor for: SEI Daily Income Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, SEI Index Funds, SEI Institutional Managed Trust, SEI Institutional International Trust, The Advisors' Inner Circle Fund, STI Classic Funds, The Arbor Fund, Bishop Street Funds, STI Classic Variable Trust, SEI Asset Allocation Trust, SEI Institutional Investments Trust, HighMark Funds, Armada Funds, Expedition Funds, Oak Associates Funds, The Nevis Fund, Inc., CNI Charter Funds, The Armada Advantage Fund, Amerindo Funds Inc., iShares, Inc., SEI Insurance Products Trust, iShares Trust, Pitcairn Funds, First Focus Funds, Inc., JohnsonFamily Funds, Inc., The MDL Funds, Causeway Capital Management Trust, The Japan Fund, Inc., and Barclays Global Investors Funds. SEI provides numerous financial services to investment managers, pension plan sponsors, and bank trust departments. These services include portfolio evaluation, performance measurement and consulting services and automated execution, clearing and settlement of securities transactions.

(b) The following is information with respect to each director, officer or partner of SEI. The principal business address of each director or officer is One Freedom Valley Drive, Oaks, PA 19456.

Name	Positions and Offices with SEI	Positions and Offices with BGIF
Alfred P. West, Jr.	Director, Chairman of the Board	N/A
Richard B. Lieb	Director, Executive Vice President	N/A
Carmen V. Romeo	Director	N/A
Mark J. Held	President & Chief Executive Officer	N/A
Dennis J. McGonigle	Executive Vice President	N/A
Robert M. Silvestri	Chief Financial Officer & Treasurer	N/A
Todd Cipperman	Senior Vice President & General Counsel	N/A
Carl A. Guarino	Senior Vice President	N/A
Jack May	Senior Vice President	N/A
Kevin P. Robins	Senior Vice President	N/A
Patrick K. Walsh	Senior Vice President	N/A
Wayne M. Withrow	Senior Vice President	N/A
Robert Aller	Vice President	N/A
John D. Anderson	Vice President & Managing Director	N/A
Timothy D. Barto	Vice President & Assistant Secretary	N/A
Robert Crudup	Vice President & Managing Director	N/A
Richard A. Deak	Vice President & Assistant Secretary	N/A
Scott W. Dellorfano	Vice President & Managing Director	N/A
Barbara Doyne	Vice President	N/A
Jeff Drennen	Vice President	N/A
Scott C. Fanatico	Vice President & Managing Director	N/A
Vic Galef	Vice President & Managing Director	N/A
Steven A. Gardner	Vice President & Managing Director	N/A
Lydia A. Gavalis	Vice President & Assistant Secretary	N/A
Greg Gettinger	Vice President & Assistant Secretary	N/A
Kathy Heilig	Vice President	N/A
Jeff Jacobs	Vice President	N/A
Brigit Jenson	Vice President	N/A
Samuel King	Vice President	N/A
John Kirk	Vice President & Managing Director	N/A
Kim Kirk	Vice President & Managing Director	N/A
John Krzeminski	Vice President & Managing Director	N/A
Karen LaTourette	Secretary	N/A
Alan H. Lauder	Vice President	N/A
Paul Lonergan	Vice President & Managing Director	N/A
Ellen Marquis	Vice President	N/A
Christine M. McCullough	Vice President & Assistant Secretary	N/A
Carolyn McLaurin	Vice President & Managing Director	N/A
Mark Nagle	Vice President	N/A
Joanne Nelson	Vice President	N/A
Rob Redican	Vice President	N/A
Maria Rinehart	Vice President	N/A
Steve Smith	Vice President	N/A
Daniel Spaventa	Vice President	N/A
Kathryn L. Stanton	Vice President	N/A
Sherri K. Vetterlein	Vice President & Assistant Secretary	N/A
Lori L. White	Vice President & Assistant Secretary	N/A
William E. Zitelli, Jr.	Vice President & Assistant Secretary	N/A

(c) Not applicable.

Item 28. Location of Accounts and Records

(a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of IBT, 200 Clarendon Street, Boston, Massachusetts 02116.

(b) BGFA and BGI maintain all Records relating to their services as adviser and administrator, respectively, at 45 Fremont Street, San Francisco, California 94105.

(c) SEI maintains all Records relating to its services as distributor at One Freedom Valley Drive, Oaks, Pennsylvania 19456 .

(d) IBT maintains all Records relating to its services as sub-administrator and custodian at 200 Clarendon Street, Boston, Massachusetts 02116.

 Item 29. Management Services

Other than as set forth under the captions "Item 6, Management, Organization and Capital Structure" in Part A of this Registration Statement, and "Item 13, Management of the Trust" and "Item 15, Investment Advisory and Other Services" in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

 Item 30. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, State of California on the 20th day of February, 2004.

 MASTER INVESTMENT PORTFOLIO

By: /s/ Michael A. Latham
Michael A. Latham
Secretary and Treasurer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the 1940 Act, this Amendment No. 23 to the Registration Statement on Form N-1A has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title
/s/ Michael A. Latham Michael A. Latham	Secretary and Treasurer (Principal Financial and Accounting Officer)	February 20, 2004
* (Mary G. F. Bitterman)	Trustee	February 20, 2004
* (Jack S. Euphrat)	Trustee	February 20, 2004
* (W. Rodney Hughes)	Trustee	February 20, 2004
* (Lee T. Kranefuss)	Chairman, President and Trustee (Principal Executive Officer)	February 20, 2004
* (Richard K. Lyons)	Trustee	February 20, 2004
* (Leo Soong)	Trustee	February 20, 2004

*By: /s/ Michael A. Latham
Michael A. Latham
As Attorney-in-Fact pursuant to powers of attorney as previously filed.